**AGREEMENT**

This Agreement ("**Agreement**"), is entered this 3rd day of November, 2008 by and between, IN Media Corporation, a California corporation ("**IN Media**"), and IN.TV (China) Limited, a company incorporated under the laws of the British Virgin Islands ("**IN.TV**").

**RECITALS**

**WHEREAS**, IN.TV has offered to purchase from IN Media, for various of IN.TV's customers, IN Media's products as the preferred product for such customers; and

**WHEREAS**, IN Media wishes to cause the manufacturing of such products for IN.TV, and for IN.TV to pursue sales opportunities of such products with its customers; and

**WHEREAS**, the parties have agreed that (i) IN Media shall be compensated for its efforts in causing the manufacture of its products for IN.TV's customers, (ii) IN.TV shall be compensated for its efforts at securing, facilitating and completing sales of IN Media's products, each through the payment of fees, as set forth in this Agreement.

**NOW THEREFORE**, in consideration of the foregoing premises and mutual promises set forth herein, the parties agree as follows:

1. **Duties of the Parties**.

1.1. **Agency**. (a) IN Media hereby appoints IN.TV as its sales agent for its products, subject to the limitations, terms and conditions set forth in this Agreement, and (b) IN.TV hereby appoints IN Media as its manufacturing agent for the products it will supply to its customers, subject to the limitations, terms and conditions set forth in this Agreement, each for the Term hereof.

1.2. **Services to Be Provided by IN.TV**. IN.TV shall (a) identify customers known to IN.TV ("**Customers**"), including its current customers, who have a need for the Internet Protocol Television ("**IPTV**") products and services provided by IN Media, (b) introduce and endorse IN Media and its products to such Customers, and (c) originate, facilitate and complete commercial transactions for IN Media's products with Customers. Each such introduction, endorsement, origination, facilitation and sale shall hereinafter be referred to as an "**Engagement**." IN.TV shall recommend IN Media products for Customer's IPTV needs, introduce IN Media to appropriate Customer personnel, arrange meetings between IN Media and Customers, provide Customers with information regarding IN Media, provide Customers with documents and marketing materials about IN Media and its products supplied by IN Media, advise IN Media on the best strategies for approaching sales opportunities with Customers, and furnish IN Media with all information available to IN.TV concerning Customers. Upon request, IN.TV personnel or representatives shall attend key meetings between IN Media and Customers for the purpose of promoting a business relationship leading to sales of goods or services by IN.TV to Customers and/or licensing of IN.TV's technologies by Customers and payment of royalties under such licenses.

1.3 **Addendums Representing Engagements**. Each Engagement shall require an addendum hereto (each, an "**Addendum**"), and each Addendum shall be numbered sequentially, and shall be incorporated in and made part of this Agreement by the signature of each party to each such Addendum. Each such Addendum shall set forth the full terms and conditions of the Engagement related to such Addendum.

1.4. **Services and Products to be Provided by IN Media**. IN Media shall (a) provide IN.TV with all information and support necessary to obtain an Engagement, and (b) shall manufacture and deliver to a mutually-agreed upon destination as set forth in each Addendum, the products of IN Media as set forth in each Addendum. Upon request, IN Media personnel or representatives shall attend key meetings between IN.TV and Customers for the purpose of promoting a business relationship leading to sales of goods or services by IN.TV to Customers and/or licensing of IN.TV's technologies by Customers and payment of royalties under such licenses

2. **Compensation of Parties**.

2.1. **IN.TV Fee**. As compensation for IN.TV's performance of services under this Agreement, IN.TV shall receive twenty percent (20%) of all subscription fees collected by IN.TV Customers under each Engagement, as set forth in each applicable Addendum. Notwithstanding the foregoing, the parties may agree to an alternative fee schedule under a particular Engagement, and such fee schedule shall be set forth in the applicable Addendum, and shall supersede this Agreement in regards to that particular Engagement.

2.2 **IN Media Fee**. As compensation for IN Media's performance of services under this Agreement, IN.TV shall pay to IN Media eighty percent (80%) of all subscription fees collected by IN.TV from Customers under each Engagement, as set forth in each applicable Addendum. Notwithstanding the foregoing, the parties may agree to an alternative fee schedule under a particular Engagement, and such fee schedule shall be set forth in the applicable Addendum, and shall supersede this Agreement in regards to that particular Engagement.

2.2. **Expense Reimbursements**. IN.TV's expenses of performing this Agreement shall be solely for IN.TV's account, and such expenses shall not be advanced or reimbursed by IN Media, provided, however, that IN Media may, in its sole and absolute discretion, reimburse IN.TV for any expenses it incurs in its efforts to perform under this Agreement.

3. **Term and Termination**. This Agreement shall continue in effect for a term of five (5) years following the date set forth first above, provided, however, that upon expiration of the initial Term or any renewal term as described herein, this Agreement shall automatically be extended for an additional renewal term of one (1) year unless either party shall have provided notice of intent not to renew at least ninety (90) days in advance. Notwithstanding the foregoing, either party may terminate this Agreement with one hundred twenty (120) days prior written notice to the other party.

4. **Protection of Confidential Information**.

4.1. **Disclosure of Confidential Information**. Each party shall disclose and submit to the other proprietary and confidential information ("**Confidential Information**") regarding its

products and services solely for the purpose of enabling each party to carry out its duties under this Agreement.

4.2. **Confidentiality Undertaking**. Each party agrees to accept the Confidential Information of the other and to employ all reasonable efforts to maintain the Confidential Information on a secret and strictly confidential basis. Such efforts shall include no less than the degree of care employed by each party to preserve and safeguard its own confidential information.

4.3. **Restriction on Use**. Each party agrees that it will use the Confidential Information solely for the purpose of carrying out its duties under this Agreement. Neither party will use the Confidential Information or attempt to commercialize the Confidential Information or its derivatives, or products using, duplicating, imitating or embodying the Confidential Information or its derivatives, unless and until a further formal written agreement is first made providing the terms and conditions under which rights to use the Confidential Information are to be acquired. All media containing Confidential Information shall remain the exclusive property of the party providing such Confidential Information.

4.4. **Exceptions**. Each party's obligations under this Paragraph 4 shall not extend to any part of the Confidential Information: (a) that can be demonstrated to have been in the public domain prior to the disclosure; (b) that can be demonstrated to have been in the receiving party's possession from another source prior to the disclosure; or (c) that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the receiving party, or its subsidiaries or any unlawful or improper disclosure by a third party.

4.5. **No License**. It is understood that nothing herein shall be deemed to constitute, by implication or otherwise, the grant to the recipient of any Confidential Information of any license or other rights under any patent, patent application, copyright, trade secret or other intellectual property right or interest belonging to the delivering party, or permit the recipient to obtain unfairly the right to use any Confidential Information which becomes publicly known through an improper act or omission on its part. The parties acknowledge that any breach of this Agreement would result in irreparable injury to the delivering party, and that the recipient shall be entitled to equitable or injunctive relief in addition to other remedies.

5. **Disputes.** The parties agree that all disputes between them shall be submitted for informal resolution to their respective chief operating officers. Any remaining dispute shall be submitted to a single arbitrator, chosen in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in a proceeding in, conducted in accordance with such Rules. The award of the arbitrator shall include a written explanation of the decision and shall be binding upon the parties and enforceable in any court of competent jurisdiction. The arbitrator shall award the prevailing party its costs in pursuing or defending the arbitration, including its share of arbitrator's fees and reasonable attorneys' fees.

6. **Miscellaneous Provisions**

6.1. **Independent Contractor Status**. Each party and its personnel are independent contractors in relation to the other party with respect to all matters arising under this Agreement. Each party shall be solely responsible for compensation and benefits of its own employees.

6.2. **Entire Agreement, Amendment, Addendums**. This document constitutes the entire agreement between the parties and supersedes all other representations, understandings or communications, whether written or verbal, with respect to the subject matter hereof. Any Addendum to, amendment, modification or waiver of this Agreement, or any part hereof, shall be binding upon the parties only if designated as an amendment to this Agreement (or in the case of each Addendum, designated as an Addendum) and signed by a representative of the parties specifically authorized to execute such binding amendments. Waiver of any provision of this Agreement in one instance shall not preclude future enforcement of it in future situations.

6.3. **Severability**. If any provision hereof is determined by arbitrators or any tribunal of competent jurisdiction to be illegal or unenforceable, it shall automatically be deemed conformed to the minimum requirements of law (to the extent it shall not substantially impair the material rights of any party hereunder) and, along with all other provisions hereof, shall thereupon be given full force and effect to the extent that such would not unreasonably deprive a party of the benefit of its original bargain. Headings or paragraphs in this Agreement are for reference purposes only and have no substantive effect.

6.4. **Assignment, Subcontracting**. No part of this Agreement may be transferred, assigned or subcontracted by either party without the other's prior written consent and any attempt to the contrary shall be void and of no legal effect. This Agreement is binding upon and is enforceable by the parties and their authorized successors and assigns.

6.5. **Facsimile Counterparts and Notices**. A facsimile of this Agreement and notices sent according to the provisions of this Agreement ("**Notices**") generated in good form from a telecopier machine (as well as a photocopy thereof) shall be treated as "original" documents admissible into evidence provided the sending party retains a documentary record of successful completion of transmission, unless a document's authenticity is genuinely placed in question. Notices sent by facsimile shall be deemed effective when transmitted. Notices, consents, agreements or similar actions under this Agreement shall be effective only if in writing signed by the party giving the same. Notices shall be sent to the parties as follows:

| If to IN Media: | If to IN.TV: |
|---|---|
| IN Media Corporation<br>2901 Tasman Drive<br>Santa Clara, CA 95054<br>USA | IN.TV (China) Limited<br>Xuexiyuan 603<br>Vanke newtown, Beichen<br>Tianjin, China |

6.6. **Compliance with Applicable Laws**. The parties shall comply with all applicable laws and regulations..

6.7. **Applicable Law and Choice of Forum**. This agreement shall be governed by and construed in accordance with the substantive laws of California, without respect to any

choice of law principles thereof which may result in application of the laws of any other jurisdiction. Subject to Paragraph 5, any proceeding with respect to the interpretation and enforcement hereof shall be initiated and maintained in California.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date above first written.

IN MEDIA CORPORATION,
a California corporation

By:______________________
Print Name: Nick Karnik
Title: CEO

IN.TV (CHINA) LIMITED,
a British Virgin Islands company

By:__________________________
Print Name: Laura Ayers
Title: President

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